Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

SPRINGVIEW HOLDINGS LTD

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A ordinary shares, par value $0.0008 per share ("Class A Shares")	(1)	457(o)		$	$20,000,007.13	0.0001381	$2,762.00
Fees to be Paid	Equity	Pre-Funded Warrants to purchase Class A Shares	(2)	457(o)			0.00	0.0001381	0.00
Fees to be Paid	Equity	Class A Shares issuable upon exercise of the Pre-Funded Warrants	(3)	457(o)		$	$0.00	0.0001381	$0.00

Total Offering Amounts:							$20,000,007.13		2,762.00
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$2,762.00

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Offering Note(s)

(1)	The proposed maximum aggregate offering price of the Class A Shares proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of the Pre-Funded Warrants (each Pre-Funded Warrant exercisable for one Class A Share) offered and sold in the offering (plus the aggregate exercise price of the Class A Shares issuable upon exercise of the Pre-Funded Warrants), and as such the proposed aggregate maximum offering price of the Class A Shares and Pre-Funded Warrants (including Class A Shares issuable upon exercise of the Pre-Funded Warrants), if any, is $20,000,007.13.

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of additional Class A Shares as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(2)	The proposed maximum aggregate offering price of the Class A Shares proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of the Pre-Funded Warrants (each Pre-Funded Warrant exercisable for one Class A Share) offered and sold in the offering (plus the aggregate exercise price of the Class A Shares issuable upon exercise of the Pre-Funded Warrants), and as such the proposed aggregate maximum offering price of the Class A Shares and Pre-Funded Warrants (including Class A Shares issuable upon exercise of the Pre-Funded Warrants), if any, is $20,000,007.13.

Fee calculated pursuant to Rule 457(o) and Rule 457(g). No separate fee is required pursuant to Rule 457(g) under the Securities Act.
(3)	The proposed maximum aggregate offering price of the Class A Shares proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of the Pre-Funded Warrants (each Pre-Funded Warrant exercisable for one Class A Share) offered and sold in the offering (plus the aggregate exercise price of the Class A Shares issuable upon exercise of the Pre-Funded Warrants), and as such the proposed aggregate maximum offering price of the Class A Shares and Pre-Funded Warrants (including Class A Shares issuable upon exercise of the Pre-Funded Warrants), if any, is $20,000,007.13.

Fee calculated pursuant to Rule 457(o) and Rule 457(g). No separate fee is required pursuant to Rule 457(g) under the Securities Act.